Exhibit 99.2

Emmaus Life Sciences Announces
Protocol for Study of Pharmaceutical-grade L-glutamine for the Treatment of Diabetes

Torrance CA, June 24, 2019 - Emmaus Life Sciences, Inc. (“Emmaus”), a leader in sickle cell disease treatment, announced today the use of its pharmaceutical-grade L-glutamine (“PGLG”) in a clinical study to determine its efficacy in lowering blood sugar in patients with type II diabetes.

The open-label pilot study is being conducted by Charles R. Zerez, Ph.D., M.D. and his co-investigator, Frank Singer, M.D., of Straub Medical Center in Honolulu, Hawaii. The first patient has been dosed and it is anticipated that total enrollment will include 20 to 30 female and male patients ages 18 and older who have been diagnosed with diabetes mellitus type II.

“We are excited to collaborate with the Straub Medical Center to begin to better understand the role of PGLG in the treatment of diabetes,” said Yutaka Niihara, M.D., M.P.H., Chairman and Chief Executive Officer of Emmaus. “Diabetes has been among the targets for Emmaus as we look to expand the therapeutic application of PGLG.”

“Type II diabetes is the most common form of the disease and having evidence that PGLG could lower blood sugar would have significant implications for patients in search of a safe and effective treatment,” said Dr. Zerez, Internal Medicine. “I look forward to studying the efficacy of PGLG, which hopefully leads to a new treatment that improves the lives of patients with diabetes.”

About Emmaus Life Sciences

Emmaus Life Sciences, Inc. is a commercial-stage biopharmaceutical company engaged in the discovery, development, marketing and sale of innovative treatments and therapies, including those in the rare and orphan disease categories. Please visit www.emmauslifesciences.com.

About Straub Medical Center

Straub is a 159-bed medical center in Honolulu, Hawai‘i. It has more than 400 employed or contracted physicians providing care to its patients in more than 32 different specialties and primary care. Straub is part of Hawai‘i Pacific Health (“HPH”), one of the state’s largest health care networks with four major medical facilities and over 70 locations statewide. In addition to Straub, HPH includes Kapi‘olani, Pali Momi and Wilcox Medical Centers. Straub was founded in 1921 by Dr. George F. Straub and will be celebrating its 100th anniversary in January of 2021.

Proposed Business Combination Transaction

This release is deemed to be made in respect of the proposed business combination involving Emmaus Life Sciences, Inc. and MYnd Analytics, Inc. (“MYnd”). In connection with the proposed transaction, Emmaus and MYnd have filed documents with the U.S. Securities and Exchange Commission (SEC), including the filing by MYnd of a Registration Statement on Form S-4 containing a joint proxy statement/prospectus, and each of Emmaus and MYnd plan to file with the SEC other documents regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF EMMAUS AND MYND ARE URGED TO CAREFULLY READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS, WHEN FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of these documents at the SEC’s web site at www.sec.gov/edgar/searchedgar/companysearch.html or by contacting Emmaus Investor Relations or MYnd Investor Relations.

Emmaus, MYnd and their respective directors and executive officers may be deemed participants in the solicitation of proxies with respect to the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction is included in the joint proxy statement/prospectus described above.

No Offer or Solicitation

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-looking Statements

Certain statements in this release, including statements relating to possible efficacy of PGLG in reducing blood sugar in diabetes patients and the proposed business combination transaction, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based upon Emmaus’ expectations and beliefs regarding future events. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. In addition to factors previously disclosed in Emmaus’ reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from the forward-looking statements: the inherent risks associated with human drug development, including the possibility that the study will be unsuccessful; the ability of Emmaus and MYnd to obtain the requisite approval of the proposed business combination transaction by their respective stockholders and meet other closing conditions to the transaction; delay in closing the transaction; the ability of MYnd to effect the proposed spin-off of its legacy business and assets; and possible adverse tax consequence of the proposed transaction. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking. The statements made in this release speak only as of the date stated herein, and subsequent events and developments may cause Emmaus’ expectations and beliefs to change. While Emmaus may elect to update these forward-looking statements, Emmaus specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing Emmaus’ views as of any date after the date stated herein.

Emmaus Contact:

Joseph (Jay) C. Sherwood III

Chief Financial Officer

Tel: (310) 214-0065, Ext. 3005

jsherwood@emmauslifesciences.com

Media Contacts:

David Schull or Caroline Cunningham
Russo Partners
Tel: (858) 717-2310

david.schull@russopartnersllc.com

caroline.cunningham@russopartners.com